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                                                                 Exhibit 2(b)(i)

                        TERMS AND CONDITIONS OF THE NOTES

The following is the text of the terms and conditions that, subject to completion and amendment and as supplemented or varied in accordance with the provisions of the relevant Pricing Supplement, shall be applicable to the Notes in definitive form (if any) issued in exchange for the Global Note(s) representing each Series. Either (i) the full text of these terms and conditions together with the relevant provisions of the Pricing Supplement or (ii) these terms and conditions as so completed, amended, supplemented or varied (and subject to simplification by the deletion of non-applicable provisions), shall be endorsed on such Bearer Notes or on the Certificates relating to such Registered Notes. All capitalised terms that are not defined in these Conditions will have the meanings given to them in the relevant Pricing Supplement. Those definitions will be endorsed on the definitive Notes or Certificates, as the case may be. References in the Conditions to "Notes" are to the Notes of one Series only, not to all Notes that may be issued under the Programme.

The Notes are constituted by a Trust Deed dated 27th February 1996 (as amended and/or supplemented and/or restated as at the date of issue of the Notes (the "Issue Date"), the "Trust Deed") between the original issuer, Telenor AS (now Telenor Communication AS) (the "Original Issuer") and Citicorp Trustee Company Limited (the "Trustee", which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the Noteholders (as defined below). Pursuant to a Supplemental Trust Deed dated 10th April 2002 Telenor ASA (the "Issuer") was substituted with effect on and from 15th April 2002 in place of the Original Issuer in respect of the then existing notes issued under the Programme (as defined in the Trust Deed) and pursuant to a further Supplemental Trust Deed dated 17th April 2002 the Issuer became the issuer in place of the Original Issuer for the purposes of the Trust Deed, enabling the Issuer to issue, on and after 17th April 2002, notes to be constituted by the Trust Deed. These terms and conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Bearer Notes, Certificates, Receipts, Coupons and Talons referred to below. An Agency Agreement (as amended and/or supplemented and/or restated as at the Issue Date, the "Agency Agreement") dated 17th April 2002 has been entered into in relation to the Notes between the Issuer, the Trustee, Citibank, N.A., London branch as initial issuing and paying agent and calculation agent and the other agents named in it. The issuing and paying agent, the paying agents, the registrar, the transfer agents and the calculation agent(s) for the time being (if any) are referred to below respectively as the "Issuing and Paying Agent", the "Paying Agents"(which expression shall include the Issuing and Paying Agent), the "Registrar", the "Transfer Agents"(which expression shall include the Registrar) and the "Calculation Agent(s)".Copies of the Trust Deed and the Agency Agreement are available for inspection during usual business hours at the principal office of the Trustee (at 11th July 2002 at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB) and at the specified offices of the Paying Agents and the Transfer Agents.

The Noteholders, the holders of the interest coupons (the "Coupons"), appertaining to interest bearing Notes in bearer form and, where applicable in the case of such Notes, talons for further Coupons (the "Talons"), (the "Couponholders"), and the holders of the receipts for the payment of instalments of principal (the "Receipts"), relating to Notes in bearer form of which the principal is payable in instalments are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions applicable to them of the Agency Agreement.

1.    FORM,DENOMINATION AND TITLE

The Notes are issued in bearer form ("Bearer Notes", which expression includes Notes that are specified to be Exchangeable Bearer Notes), in registered form ("Registered Notes"), or in bearer form exchangeable for Registered Notes ("Exchangeable Bearer Notes"), in each case in the Denomination(s) shown hereon.

All Registered Notes shall have the same Denomination. Where Exchangeable Bearer Notes are issued, the Registered Notes for which they are exchangeable shall have the same Denomination as the lowest denomination of Exchangeable Bearer Notes.





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Bearer Notes are serially numbered and are issued with Coupons (and, where appropriate, a Talon) attached, save in the case of Notes that do not bear interest in which case references to interest (other than in relation to interest due after the Maturity Date), Coupons and Talons in these Conditions are not applicable. Any Bearer Note the principal amount of which is redeemable in instalments is issued with one or more Receipts attached.

Registered Notes are represented by registered certificates ("Certificates"), and, save as provided in Condition 2(c), each Certificate shall represent the entire holding of Registered Notes by the same holder.

Title to the Bearer Notes and the Receipts, Coupons and Talons shall pass by delivery. Title to the Registered Notes shall pass by registration in the register that the Issuer shall procure to be kept by the Registrar in accordance with the provisions of the Agency Agreement (the "Register"). Except as ordered by a court of competent jurisdiction or as required by law, the holder (as defined below) of any Note, Receipt, Coupon or Talon shall be deemed to be and may be treated as its absolute owner for all purposes whether or not it is overdue and regardless of any notice of ownership, trust or an interest in it, any writing on it (or on the Certificate representing it) or its theft or loss (or that of the related Certificate) and no person shall be liable for so treating the holder.

In these Conditions, "Noteholder" means the bearer of any Bearer Note and the Receipts relating to it or the person in whose name a Registered Note is registered (as the case may be), "holder"(in relation to a Note, Receipt, Coupon or Talon) means the bearer of any Bearer Note, Receipt, Coupon or Talon or the person in whose name a Registered Note is registered (as the case may be) and capitalised terms have the meanings given to them hereon, the absence of any such meaning indicating that such term is not applicable to the Notes.

2.   EXCHANGES OF EXCHANGEABLE BEARER NOTES AND TRANSFERS OF REGISTERED NOTES

(a)  Exchange of Exchangeable Bearer Notes

     Subject as provided in Condition 2(f), Exchangeable Bearer Notes may be exchanged for the same aggregate principal amount of Registered Notes at the request in writing of the relevant Noteholder and upon surrender of each Exchangeable Bearer Note to be exchanged, together with all unmatured Receipts, Coupons and Talons relating to it, at the specified office of any Transfer Agent; provided, however, that where an Exchangeable Bearer Note is surrendered for exchange after the Record Date (as defined in Condition 7(b)) for any payment of interest, the Coupon in respect of that payment of interest need not be surrendered with it. Registered Notes may not be exchanged for Bearer Notes. Bearer Notes of one Denomination may not be exchanged for Bearer Notes of another Denomination. Bearer Notes that are not Exchangeable Bearer Notes may not be exchanged for Registered Notes.

(b)  Transfer of Registered Notes

     One or more Registered Notes may be transferred upon the surrender (at the specified office of the Registrar or any Transfer Agent) of the Certificate representing such Registered Notes to be transferred, together with the form of transfer endorsed on such Certificate duly completed and executed and any other evidence as the Registrar or Transfer Agent may reasonably require. In the case of a transfer of part only of a holding of Registered Notes represented by one Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor.

(c)  Exercise of Options or Partial Redemption in Respect of Registered Notes

     In the case of an exercise of an Issuer's or Noteholders' option in respect of, or a partial redemption of, a holding of Registered Notes represented by a single Certificate, a new Certificate shall be issued to the holder to reflect the exercise of such option or in respect of the balance of the holding not redeemed. In the case of a partial exercise of an option resulting in Registered Notes of the same holding having different terms, separate Certificates shall be





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     issued in respect of those Notes of that holding that have the same terms. New Certificates shall only be issued against surrender of the existing Certificates to the Registrar or any Transfer Agent. In the case of a transfer of Registered Notes to a person who is already a holder of Registered Notes, a new Certificate representing the enlarged holding shall only be issued against surrender of the Certificate representing the existing holding.

(d)  Delivery of New Certificates

     Each new Certificate to be issued pursuant to Conditions 2(a), (b) or (c) shall be available for delivery within three business days of receipt of the request for exchange, form of transfer or Exercise Notice or surrender of the Certificate for exchange. Delivery of the new Certificate(s) shall be made at the specified office of the Transfer Agent or of the Registrar (as the case may be) to whom delivery or surrender of such request for exchange, form of transfer, Exercise Notice or Certificate shall have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant request for exchange, form of transfer, Exercise Notice or otherwise in writing, be mailed by uninsured post at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to the relevant Agent the costs of such other method of delivery and/or such insurance as it may specify. In this Condition 2(d), "business day" means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar.

(e)  Exchange Free of Charge

     Exchange and transfer of Notes and Certificates on registration, transfer, exercise of an option or partial redemption shall be effected without charge by or on behalf of the Issuer, the Registrar or the Transfer Agents, but upon payment of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or the relevant Transfer Agent may require).

(f)  Closed Periods

     No Noteholder may require the transfer of a Registered Note to be registered or an Exchangeable Bearer Note to be exchanged for one or more Registered Note(s) (i) during the period of 15 days ending on the due date for redemption of, or payment of any Instalment Amount in respect of, that Note, (ii) during the period of 15 days prior to any date on which Notes may be called for redemption by the Issuer at its option pursuant to Condition 6(d), (iii) after any such Note has been called for redemption or
     (iv) during the period of 7 days ending on (and including) any Record
     Date. An Exchangeable Bearer Note called for redemption may, however, be exchanged for one or more Registered Note(s) in respect of which the Certificate is simultaneously surrendered not later than the relevant Record Date.

3.   STATUS

The Notes and the Receipts and Coupons relating to them constitute (subject to Condition 4) unsecured and unsubordinated obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves. The payment obligations of the Issuer under the Notes and the Receipts and Coupons relating to them shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 4, at all times rank at least equally with all other unsecured and unsubordinated indebtedness and monetary obligations of the Issuer, present and future.

4.   NEGATIVE PLEDGE

So long as any of the Notes, Receipts or Coupons remains outstanding (as defined in the Trust Deed) the Issuer will not and will ensure that none of its Principal Subsidiaries (as defined in Condition 10) will create or permit to subsist any mortgage, charge, pledge, lien or other form of encumbrance or security interest ("Security"), upon the whole or any part of its undertaking, assets or revenues present or future to secure any Relevant Debt, or any guarantee of or indemnity in respect of any Relevant Debt unless,





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at the same time or prior thereto, the Issuer's obligations under the Notes, the
Receipts, the Coupons and the Trust Deed (aa) are secured equally and rateable therewith, or (bb) have the benefit of such other security or other arrangement as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the Noteholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

For the purposes of this Condition, "Relevant Debt" means any present or future indebtedness in the form of, or represented by, securities which are for the time being, or are capable of being, quoted, listed or ordinarily dealt in on any stock exchange, over-the-counter or other securities market.

5.   INTEREST AND OTHER CALCULATIONS

(a)  Interest Rate and Accrual

     Each Note bears interest on its outstanding principal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Interest Rate, such interest being payable in arrear on each Interest Payment Date.

     Interest shall cease to accrue on each Note on the due date for redemption unless, upon due presentation, payment of the full amount of principal is improperly withheld or refused, in which event interest shall continue to accrue (as well after as before judgment) at the Interest Rate in the manner provided in this Condition 5 to the Relevant Date (as defined in Condition 8).

(b)  Business Day

     Convention If any date referred to in these Conditions that is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day that is not a Business Day, then, if the Business Day Convention specified is (i) the Floating Rate Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such date shall be brought forward to the immediately preceding Business Day and
     (B) each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment,
     (ii) the Following Business Day Convention, such date shall be postponed to the next day that is a Business Day, (iii) the Modified Following Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event such date shall be brought forward to the immediately preceding Business Day or (iv) the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day.

(c)  Interest Rate on Floating Rate Notes

     (A)  ISDA Determination for Floating Rate Notes

          Where ISDA Determination is specified hereon as the manner in which the Interest Rate is to be determined, the Interest Rate for each Interest Accrual Period shall be determined by the Calculation Agent as a rate equal to the relevant ISDA Rate plus or minus (as indicated hereon) the Margin (if any). For the purposes of this sub-paragraph
          (A), "ISDA Rate"for an Interest Accrual Period means a rate equal to the Floating Rate that would be determined by the Calculation Agent under a Swap Transaction under the terms of an agreement incorporating the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and as amended and updated as at the Issue Date of the first Tranche of the Notes (the "ISDA Definitions") and under which:

          (x)  the Floating Rate Option is as specified hereon;

          (y)  the Designated Maturity is a period specified hereon;and

          (z) the relevant Reset Date is the first day of that Interest Accrual Period unless otherwise specified hereon. For the purposes of this sub-paragraph (A), "Floating Rate", "Calculation Agent", "Floating Rate Option", "Designated Maturity", "Reset





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               Date" and "Swap Transaction" have the meanings given to those terms in the ISDA Definitions.

(B)  Screen Rate Determination for Floating Rate Notes

     If the Interest Rate is specified as being Floating Rate, the Interest Rate for each Interest Accrual Period shall be determined by the Calculation Agent at or about the Relevant Time on the Interest Determination Date in respect of each Interest Accrual Period in accordance with the following:

     (i) if the Primary Source for the Floating Rate is a Page, subject as provided below, the Interest Rate shall be:

          (x) the Relevant Rate (where such Relevant Rate on such Page is a composite quotation or is customarily supplied by one entity); or

          (y) the arithmetic mean of the Relevant Rates of the persons whose Relevant Rates appear on that Page,

     in each case appearing on such Page at the Relevant Time on the Interest Determination Date;

     (ii) if the Page specified in the Pricing Supplement as a Primary Source permanently ceases to quote the Relevant Rate(s) but such quotation(s) is/are available from another page, section or other part of such information service selected by the Calculation Agent (the "Replacement Page"), the Replacement Page shall be substituted as the Primary Source for Interest Rate Quotations and if no Replacement Page exists but such quotation(s) is/are available from a page, section or other part of a different information service selected by the Calculation Agent and approved by the Issuer (the "Secondary Replacement Page"), the Secondary Replacement Page shall be substituted as the Primary Source for Interest Rate Quotations;

     (iii) if the Primary Source for the Floating Rate is Reference Banks or if sub-paragraph (i)(x) applies and no Relevant Rate appears on the Page at the Relevant Time on the Interest Determination Date or if sub-paragraph (i)(y) above applies and fewer than two Relevant Rates appear on the Page at the Relevant Time on the Interest Determination Date, subject as provided below, the Interest Rate shall be the arithmetic mean of the Relevant Rates that each of the Reference Banks is quoting to leading banks in the Relevant Financial Centre at the Relevant Time on the Interest Determination Date, as determined by the Calculation Agent; and

     (iv) if paragraph (iii) above applies and the Calculation Agent determines that fewer than two Reference Banks are so quoting Relevant Rates, subject as provided below, the Interest Rate shall be the arithmetic mean of the rates per annum (expressed as a percentage) that the Calculation Agent determines to be the rates (being the nearest equivalent to the Benchmark) in respect of a Representative Amount of the Relevant Currency that at least two out of five leading banks in the principal financial centre of the country of the Relevant Currency or, if the Relevant Currency is euro, in the Euro-zone as selected by the Calculation Agent (the "Principal Financial Centre") are quoting at or about the Relevant Time on the date on which such banks would customarily quote such rates for a period commencing on the Effective Date for a period equivalent to the Specified Duration (x) to leading banks carrying on business in Europe, or (if the Calculation Agent determines that fewer than two of such banks are so quoting to leading banks in Europe) (y) to leading banks carrying on business in the Principal Financial Centre; except that, if fewer than two of such banks are so quoting to leading banks in the Principal Financial Centre, the Interest Rate shall be the Interest Rate determined on the previous Interest Determination Date (after readjustment for any difference between any Margin, Rate Multiplier or Maximum or





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               Minimum Interest Rate applicable to the preceding Interest
               Accrual Period and to the relevant Interest Accrual Period).

(d)  Interest Rate on Zero Coupon Notes

     Where a Note the Interest Rate of which is specified to be Zero Coupon is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Redemption Amount of such Note as determined in accordance with Condition 6(b). As from the Maturity Date, the Interest Rate for any overdue principal of such a Note shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as described in Condition 6(b)).

(e) Margin, Maximum/Minimum Interest Rates, Instalment Amounts and Redemption Amounts, Rate Multipliers and Rounding

     (i) If any Margin or Rate Multiplier is specified hereon (either (x) generally, or (y) in relation to one or more Interest Accrual Periods), an adjustment shall be made to all Interest Rates, in the case of (x), or the Interest Rates for the specified Interest Accrual Periods, in the case of (y), calculated in accordance with (c) above by adding (if a positive number) or subtracting the absolute value (if a negative number) of such Margin or multiplying by such Rate Multiplier, subject always to the next paragraph.

     (ii) If any Maximum or Minimum Interest Rate, Instalment Amount or Redemption Amount is specified hereon, then any Interest Rate, Instalment Amount or Redemption Amount shall be subject to such maximum or minimum, as the case may be.

    (iii) For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified), (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with halves being rounded up), (y) all figures shall be rounded to seven significant figures (with halves being rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency (with halves being rounded up), save in the case of yen, which shall be rounded down to the nearest yen. For these purposes "unit" means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country(ies) of such currency and, with respect to euro, means 0.01 euro.

(f)  Calculations

The amount of interest payable in respect of any Note for any period shall be calculated by multiplying the product of the Interest Rate and the outstanding principal amount of such Note by the Day Count Fraction, unless an Interest Amount (or a formula for its calculation) is specified in respect of such period, in which case the amount of interest payable in respect of such Note for such period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable in respect of such Interest Period shall be the sum of the amounts of interest payable in respect of each of those Interest Accrual Periods.

(g) Determination and Publication of Interest Rates, Interest Amounts, Redemption Amounts and Instalment Amounts

     As soon as practicable after the Relevant Time on each Interest Determination Date or such other time on such date as the Calculation Agent may be required to calculate any Redemption Amount or Instalment Amount, obtain any quote or make any determination or calculation, it shall determine the Interest Rate and calculate the amount of interest payable (the "Interest Amounts"), in respect of each Denomination of the Notes for the relevant Interest Accrual Period, calculate the Redemption Amount or Instalment Amount, obtain such quote or make such determination or calculation, as the case may be, and cause the Interest Rate and the Interest Amounts for each Interest Period and the relevant Interest Payment Date and, if required to be calculated, the





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     Redemption Amount or any Instalment Amount to be notified to the Trustee, the Issuer, each of the Paying Agents, the Noteholders, any other Calculation Agent appointed in respect of the Notes that is to make a further calculation upon receipt of such information and, if the Notes are listed on a stock exchange and the rules of such exchange so require, such exchange as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of an Interest Rate and Interest Amount, or (ii) in all other cases, the fourth Business Day after such determination. Where any Interest Payment Date or Interest Period Date is subject to adjustment pursuant to Condition 5(b), the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made with the consent of the Trustee by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Notes become due and payable under Condition 10, the accrued interest and the Interest Rate payable in respect of the Notes shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Interest Rate or the Interest Amount so calculated need be made unless the Trustee otherwise requires. The determination of each Interest Rate, Interest Amount, Redemption Amount and Instalment Amount, the obtaining of each quote and the making of each determination or calculation by the Calculation Agent(s) shall (in the absence of manifest error) be final and binding upon all parties.

(h)  Determination or Calculation by Trustee

     If the Calculation Agent does not at any time for any reason determine or calculate the Interest Rate for an Interest Period or any Interest Amount, Instalment Amount or Redemption Amount, the Trustee shall do so (or shall appoint an agent on its behalf to do so) and such determination or calculation shall be deemed to have been made by the Calculation Agent. In doing so, the Trustee shall apply the foregoing provisions of this Condition, with any necessary consequential amendments, to the extent that, in its opinion, it can do so, and, in all other respects it shall do so in such manner as it shall deem fair and reasonable in all the circumstances.

(i)  Definitions

     In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below:

     "Business Day" means:

     (i) in the case of a specified currency other than euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre for that currency; and/or

     (ii) in the case of euro, a day on which the TARGET system is operating (a "TARGET Business Day"); and/or

     (iii)in the case of a specified currency and/or one or more specified financial centres, a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in the specified currency or, if none is specified, generally in each of the financial centres so specified.

     "Day Count Fraction" means, in respect of the calculation of an amount of interest on any Note for any period of time (from and including the first day of such period to but excluding the last) (whether or not constituting an Interest Period, the "Calculation Period"):

     (i) if "Actual/365" or "Actual/Actual - ISDA" is specified hereon, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

     (ii) if "Actual/365 (Fixed)" is specified hereon, the actual number of days in the Calculation Period divided by 365





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     (iii)if "Actual/360" is specified hereon, the actual number of days in the
          Calculation Period divided by 360;

     (iv) if "30/360", "360/360" or "Bond Basis" is specified hereon, the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the Calculation Period is the 31st day of a month but the first day of the Calculation Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Calculation Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month));

     (v) if "30E/360" or "Eurobond Basis" is specified hereon, the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Calculation Period unless, in the case of a Calculation Period ending on the Maturity Date, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month); and

     (vi) if "Actual/Actual - ISMA" is specified hereon,

          (a) if the Calculation Period is equal to or shorter than the Determination Period during which it falls, the number of days in the Calculation Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Periods normally ending in any year; and

          (b) if the Calculation Period is longer than one Determination Period, the sum of:

               (x) the number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year; and

               (y) the number of days in such Calculation Period falling in the next Determination Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year where "Determination Period" means the period from and including a Determination Date in any year to but excluding the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date).

          "Effective Date" means, with respect to any Floating Rate to be determined on an Interest Determination Date, the date specified as such hereon or, if none is so specified, the first day of the Interest Accrual Period to which such Interest Determination Date relates.

          "euro" means the currency introduced at the start of the third stage of the European economic and monetary union pursuant to Article 109(4) of the Treaty establishing the European Communities as amended by the Treaty on European Union and by the Treaty of Amsterdam.

          "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community as amended by the Treaty on European Union and by the Treaty of Amsterdam.

          "Interest Accrual Period" means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Period Date and each successive period beginning on (and including) an Interest Period Date and ending on (but excluding) the next succeeding Interest Period Date.

          "Interest Commencement Date" means the Issue Date or such other date as may be specified hereon.

          "Interest Determination Date" means, with respect to an Interest Rate and Interest Accrual Period, the date specified as such hereon or, if none is so specified, (i) the first day of such Interest Accrual Period if the Relevant Currency is Sterling or (ii) the day falling two Business Days in London for the Relevant Currency prior to the first day of such Interest Accrual Period if the Relevant Currency is neither Sterling nor euro or (iii) the day falling two TARGET Business Days prior to the first day of such Interest Accrual Period if the Relevant Currency is euro.

          "Interest Period" means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

          "Interest Period Date" means each Interest Payment Date unless otherwise specified hereon.

          "Interest Rate" means the rate of interest payable from time to time in respect of this Note and that is either specified or calculated in accordance with the provisions hereon.

          "Page" means such page, section, caption, column or other part of a particular information service (including, but not limited to, Moneyline Telerate ("Telerate")) as may be specified for the purpose of providing a Relevant Rate, or such other page, section, caption, column or other part as may replace it on that information service or on such other information service, in each case as may be nominated by the person or organisation providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to that Relevant Rate.

          "Reference Banks" means the institutions specified as such hereon or, if none, four major banks selected by the Calculation Agent in the interbank market (or, if appropriate, money swap or over-the-counter index options market) that is most closely connected with the Benchmark (which, if EURIBOR is the relevant Benchmark, shall be the Euro-zone).

          "Relevant Currency" means the currency specified hereon or, if none is specified, the currency in which the Notes are denominated.

          "Relevant Financial Centre" means, with respect to any Floating Rate to be determined on an Interest Determination Date, the financial centre as may be specified as such hereon or, if none is so specified, the financial centre with which the relevant Benchmark is most closely connected (which, in the case of EURIBOR, shall be the Euro-zone) or, if none is so connected, London.

          "Relevant Rate" means the Benchmark for a Representative Amount of the Relevant Currency for a period (if applicable or appropriate to the Benchmark) equal to the Specified Duration commencing on the Effective Date.

          "Relevant Time" means, with respect to any Interest Determination Date, the local time in the Relevant Financial Centre specified hereon or, if no time is specified, the local time in the Relevant Financial Centre at which it is customary to determine bid and offered rates in respect of deposits in the Relevant Currency in the interbank market in the Relevant Financial Centre and for this purpose "local time" means, with respect to Europe and the Euro-zone as a Relevant Financial Centre, Central European Time.

          "Representative Amount" means, with respect to any Floating Rate to be determined on an Interest Determination Date, the amount specified as such hereon or, if none is specified, an amount that is representative for a single transaction in the relevant market at the time.

          "Specified Duration" means, with respect to any Floating Rate to be determined on an Interest Determination Date, the duration specified hereon or, if none is specified, a period of time equal to the relative Interest Accrual Period, ignoring any adjustment pursuant to Condition 5(b).

          "Target System" means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor thereto.

(j)  Calculation Agent and Reference Banks

     The Issuer shall procure that there shall at all times be four Reference Banks (or such other number as may be required) with offices in the Relevant Financial Centre and one or more Calculation Agents if provision is made for them hereon. If any Reference Bank (acting through its relevant office) is unable or unwilling to continue to act as a Reference Bank, then the Issuer shall (with the prior approval of the Trustee) appoint another Reference Bank with an office in the Relevant Financial Centre to act as such in its place. Where more than one Calculation Agent is appointed in respect of the Notes, references in these Conditions to the Calculation Agent shall be construed as each Calculation Agent performing its respective duties under the Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish the Interest Rate for an Interest Period or Interest Accrual Period or to calculate any Interest Amount, Instalment Amount or the Redemption Amount or to comply with any other requirement, the Issuer shall (with the prior approval of the Trustee) appoint a leading bank or investment banking firm engaged in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) that is most closely connected with the calculation or determination to be made by the Calculation Agent (acting through its principal London office or any other office actively involved in such market) to act as such in its place.

     The Calculation Agent may not resign its duties without a successor having been appointed as aforesaid.

6.   REDEMPTION,PURCHASE AND OPTIONS

(a)  Redemption by Instalments and Final Redemption

     (i) Unless previously redeemed, purchased and cancelled as provided in this Condition 6 or the relevant Instalment Date (being one of the dates so specified hereon) is extended pursuant to any Issuer's or Noteholder's option in accordance with Condition 6(d) or (e), each Note that provides for Instalment Dates and Instalment Amounts shall be partially redeemed on each Instalment Date at the related Instalment Amount specified hereon. The outstanding principal amount of each such Note shall be reduced by the Instalment Amount (or, if such Instalment Amount is calculated by reference to a proportion of the principal amount of such Note, such proportion) for all purposes with effect from the related Instalment Date, unless payment of the Instalment Amount is improperly withheld or refused on presentation of the related Receipt, in which case, such amount shall remain outstanding until the Relevant Date relating to such Instalment Amount.

     (ii) Unless previously redeemed, purchased and cancelled as provided below or its maturity is extended pursuant to any Issuer's or Noteholder's option in accordance with Condition 6(d) or (e), each Note shall be finally redeemed on the Maturity Date specified hereon at its Redemption Amount (which, unless otherwise provided hereon, is its principal amount) or, in the case of a Note falling within paragraph
          (i) above, its final Instalment Amount.

(b)  Early Redemption of Zero Coupon Notes

     (i) The Redemption Amount payable in respect of any Note that does not bear interest prior to the Maturity Date, the Redemption Amount of which is not linked to an index and/or a formula, upon redemption of such Note pursuant to Condition 6(c) or upon it becoming due and payable as provided in Condition 10 shall be the Amortised Face Amount (calculated as provided below) of such Note.

     (ii) Subject to the provisions of sub-paragraph (iii) below, the Amortised Face Amount of any such Note shall be the scheduled Redemption Amount of such Note on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is shown hereon, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Notes if they were discounted back to their issue price on the Issue Date for the first Tranche of the Notes) compounded annually. Where such calculation is to be made for a period of less than one year, it shall be made on the basis of the Day Count Fraction shown hereon.

     (iii) If the Redemption Amount payable in respect of any such Note upon its redemption pursuant to Condition 6(c), (d) or (e) or upon it becoming due and payable as provided in Condition 10 is not paid when due, the Redemption Amount due and payable in respect of such Note shall be the Amortised Face Amount of such Note as defined in sub-paragraph (ii) above, except that such sub-paragraph shall have effect as though the reference therein to the date on which the Note becomes due and payable were replaced by a reference to the Relevant Date. The calculation of the Amortised Face Amount in accordance with this sub-paragraph shall continue to be made (as well after as before judgment) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Redemption Amount of such Note on the Maturity Date together with any interest that may accrue in accordance with Condition 5(d).

(c)  Redemption for Taxation Reasons

     The Notes may be redeemed at the option of the Issuer in whole, but not in part, on any Interest Payment Date or, if so specified hereon, at any time, on giving not less than 30 nor more than 60 days' notice to the Noteholders (which notice shall be irrevocable and which shall be published in accordance with Condition 16) at their Redemption Amount (together with interest accrued to the date fixed for redemption), if (i) the Issuer satisfies the Trustee immediately before the giving of such notice that it has or will become obliged to pay additional amounts as described under Condition 8 as a result of any change in, or amendment to, the laws or regulations of the Kingdom of Norway or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Notes then due. Before the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (aa) a certificate signed by two Directors of the Issuer stating that the obligation referred to in (i) above cannot be avoided by the Issuer taking reasonable measures available to it and (bb) a legal opinion acceptable to the Trustee to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment and the Trustee shall be entitled to accept such certificate or opinion as sufficient evidence of the satisfaction of the condition precedent set out in (ii) above in which event it shall be conclusive and binding on Noteholders and Couponholders.

(d)  Redemption at the Option of the Issuer and Exercise of Issuer's Options

     If so provided hereon, the Issuer may, on giving notice to the Noteholders (which notice shall be irrevocable and which shall be published in accordance with Condition 16) falling within the Issuer's Option Period, redeem, or exercise any Issuer's option in relation to, all or, if so provided, some of the Notes in the principal amount or integral multiples thereof and on the date or dates so provided. Any such redemption of Notes shall be at their Redemption Amount together with interest accrued to the date fixed for redemption.

     All Notes in respect of which any such notice is given shall be redeemed, or the Issuer's option shall be exercised, on the date specified in such notice in accordance with this Condition.

     In the case of a partial redemption or a partial exercise of an Issuer's option, the notice to Noteholders shall also contain the certificate numbers of the Notes to be redeemed or in respect of which such option has been exercised, which shall have been drawn in such place as the Trustee may approve and in such manner as it deems appropriate, subject to compliance with any applicable laws and stock exchange requirements.

(e)  Redemption at the Option of Noteholders and Exercise of Noteholders'
     Options

     If (so provided hereon) the Issuer shall, at the option of the holder of any such Note, redeem such Note on the date or dates so provided at its Redemption Amount together with interest accrued to the date fixed for redemption.

     To exercise such option or any other Noteholders' option that may be set out hereon the holder must deposit (in the case of Bearer Notes) such Note (together with all unmatured Receipts and Coupons and unexchanged Talons) with any Paying Agent or (in the case of Registered Notes) the Certificate representing such Note(s) with the Registrar or any Transfer Agent at its specified office, together with a duly completed option exercise notice ("Exercise Notice"), in the form obtainable from any Paying Agent, the Registrar or any Transfer Agent (as applicable) within the Noteholders' Option Period. No Note or Certificate so deposited and option exercised may be withdrawn without the prior consent of the Issuer, except that such Note or Certificate will be returned to the relevant Noteholder by the Paying Agent, the Registrar or Transfer Agent with which it has been deposited if, prior to the due date for its redemption or the exercise of the option, the Note becomes immediately due and payable or if upon due presentation payment of the redemption moneys is not made or exercise of the option is denied.

(f)  Purchases

     The Issuer and any of its Subsidiaries (as defined in the Trust Deed) may at any time purchase Notes (provided that all unmatured Receipts and Coupons and unexchanged Talons relating thereto are attached thereto or surrendered therewith) in the open market or otherwise at any price.

(g)  Cancellation

All Notes purchased by or on behalf of the Issuer or any of its Subsidiaries (as defined in the Trust Deed) must be surrendered for cancellation, in the case of Bearer Notes, by surrendering each such Note together with all unmatured Receipts and Coupons and all unexchanged Talons to the Issuing and Paying Agent and, in the case of Registered Notes, by surrendering the Certificate representing such Notes to the Registrar and, in each case, shall, together with all Notes redeemed by the Issuer, be cancelled forthwith (together with all unmatured Receipts and Coupons and unexchanged Talons attached thereto or surrendered therewith). Any Notes so surrendered for cancellation may not be reissued or resold and the obligations of the Issuer in respect of any such Notes shall be discharged.

7.   PAYMENTS AND TALONS

(a)  Bearer Notes

     Payments of principal and interest in respect of Bearer Notes shall, subject as mentioned below, be made against presentation and surrender of the relevant Receipts (in the case of payments of Instalment Amounts other than on the due date for redemption and provided that the Receipt is presented for payment together with its relative Note), Notes (in the case of all other payments of principal and, in the case of interest, as specified in Condition 7(f)(vi)) or Coupons (in the case of interest, save as specified in Condition 7(f)(vi)), as the case may be, at the specified office of any Paying Agent outside the United States by a cheque payable in the currency in which such payment is due drawn on, or, at the option of the holder, by transfer to an account denominated in that currency with, a bank in the principal financial centre for that currency or, in the case of euro, at the option of the holder, by transfer to or cheque drawn on a euro account (or any other account to which euro may be transferred) specified by the holder.

(b)  Registered Notes

     (i) Payments of principal (which for the purposes of this Condition 7(b) shall include final Instalment Amounts but not other Instalment Amounts) in respect of Registered Notes shall be made against presentation and surrender of the relevant Certificates at the specified office of any of the Transfer Agents or of the Registrar and in the manner provided in paragraph (ii) below.

          Interest (which for the purpose of this Condition 7(b) shall include all Instalment Amounts other than final Instalment Amounts) on Registered Notes shall be paid to the person shown on the Register at the close of business on the fifteenth day before the due date for payment thereof (the "Record Date"). Payments of interest on each Registered Note shall be made in the currency in which such payments are due by cheque drawn on a bank in the principal financial centre of the country of the currency concerned and mailed to the holder (or to the first named of joint holders) of such Note at its address appearing in the Register. Upon application by the holder to the specified office of the Registrar or any Transfer Agent before the Record Date and subject as provided in paragraph (a) above, such payment of interest may be made by transfer to an account in the relevant currency maintained by the payee with a bank in the principal financial centre of the country of that currency or, in the case of payment in euro, by transfer to a euro account (or any other account to which euro may be transferred) specified by the holder.

(c)  Payments in the United States

     Notwithstanding the foregoing, if any Bearer Notes are denominated in US dollars, payments in respect thereof may be made at the specified office of any Paying Agent in New York City in the same manner as aforesaid if (i) the Issuer shall have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment of the amounts on the Notes in the manner provided above when due, (ii) payment in full of such amounts at all such offices is illegal or effectively precluded by exchange controls or other similar restrictions on payment or receipt of such amounts and (iii) such payment is then permitted by United States law.

(d)  Payments Subject to Fiscal Laws

     All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives, but without prejudice to the provisions of Condition 8. No commission or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.

(e)  Appointment of Agents

     The Issuing and Paying Agent, the Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent initially appointed by the Issuer and their respective specified offices are listed below. The Issuing any Paying Agent, the Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent act solely as agents of the Issuer and do not assume any obligation or relationship of agency or trust for or with any Noteholder or Couponholder. The Issuer reserves the right at any time with the approval of the Trustee to vary or terminate the appointment of the Issuing and Paying Agent, any other Paying Agent, the Registrar, any Transfer Agent or the Calculation Agent and to appoint additional or other Paying Agents or Transfer Agents, provided that the Issuer shall at all times maintain (i) an Issuing and Paying Agent, (ii) a Registrar in relation to Registered Notes, (iii) a Luxembourg Transfer Agent in relation to Registered Notes,
     (iv) one or more Calculation Agent(s) where the Conditions so require, (v) Paying Agents having specified offices in at least two major european cities (including Luxembourg) so long as the Notes are listed on the Luxembourg Stock Exchange (vi) if any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November 2000 or any law implementing or complying with, or introduced in order to conform to such Directive is introduced, the Issuer will ensure that it maintains a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to any such Directive or law and (vii) such other agents as may be required by the rules of any other stock exchange on which the Notes may be listed (or any other relevant authority) in each case, as approved by the Trustee.

     In addition, the Issuer shall forthwith appoint a Paying Agent in New York City in respect of any Bearer Notes denominated in US dollars in the circumstances described in paragraph (c) above.

     Notice pursuant to Condition 16 of any such change or any change of any specified office shall promptly be given to the Noteholders.

(f)  Unmatured Coupons and Receipts and Unexchanged Talons

     (i) Unless the Notes provide that the relative Coupons are to become void upon the due date for redemption of those Notes, Bearer Notes should be surrendered for payment together with all unmatured Coupons (if any) appertaining thereto, failing which an amount equal to the face value of each missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon that the sum of principal so paid bears to the total principal due) shall be deducted from the Redemption Amount due for payment. Any amount so deducted shall be paid in the manner mentioned above against surrender of such missing Coupon within a period of 10 years from the Relevant Date for the payment of such principal (whether or not such Coupon has become void pursuant to Condition 9).

     (ii) If the Notes so provide, upon the due date for redemption of any Bearer Note, unmatured Coupons relating to such Note (whether or not attached) shall become void and no payment shall be made in respect of them.

    (iii) Upon the due date for redemption of any Bearer Note, any unexchanged Talon relating to such Note (whether or not attached) shall become void and no Coupon shall be delivered in respect of such Talon.

     (iv) Upon the due date for redemption of any Bearer Note that is redeemable in instalments, all Receipts relating to such Note having an Instalment Date falling on or after such due date (whether or not attached) shall become void and no payment shall be made in respect of them.

     (v) Where any Bearer Note that provides that the relative unmatured Coupons are to become void upon the due date for redemption of those Notes is presented for redemption without all unmatured Coupons and any unexchanged Talon relating to it, and where any Bearer Note is presented for redemption without any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Issuer may require.

     (vi) If the due date for redemption of any Note is not a due date for payment of interest, interest accrued from the preceding due date for payment of interest or the Interest Commencement Date, as the case may be, shall only be payable against presentation (and surrender if appropriate) of the relevant Bearer Note or Certificate representing it, as the case may be. Interest accrued on a Note that only bears interest after its Maturity Date shall be payable on redemption of such Note against presentation of the relevant Note or Certificate representing it, as the case may be.

(g)  Talons

     On or after the Interest Payment Date for the final Coupon forming part of a Coupon sheet issued in respect of any Bearer Note, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Issuing and Paying Agent in exchange for a further Coupon sheet (and if necessary another Talon for a further Coupon sheet) (but excluding any Coupons that may have become void pursuant to Condition 9).

(h)  Non-Business Days

     If any date for payment in respect of any Note, Receipt or Coupon is not a business day, the holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, "business day" means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in the relevant place of presentation, in such jurisdictions as shall be specified as "Business Day Jurisdictions" hereon or in the relevant Pricing Supplement and:

     (i) (in the case of a payment in a currency other than euro) where payment is to be made by transfer to an account maintained with a bank in the relevant currency, on which foreign exchange transactions may be carried on in the relevant currency in the principal financial centre of the country of such currency;or

     (ii) (in the case of a payment in euro) which is a TARGET Business Day.

(i)  Redenomination, Renominalisation and/or Consolidation

     Notes denominated in a currency that may, after the start of the third stage of Economic and Monetary Union, be converted into euro, may be subject to redenomination, renominalisation and/or consolidation with other Notes then denominated in euro, as specified in the relevant Pricing Supplement.

8.   TAXATION

All payments of principal and interest by or on behalf of the Issuer in respect of the Notes, the Receipts and the Coupons shall be made free and clear of, and without withholding or deduction for, or an account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Kingdom of Norway or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as shall result in receipt by the Noteholders and Couponholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any Note, Receipt or Coupon:

(i) to, or to a third party on behalf of, a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Note, Receipt or Coupon by reason of his having some connection with the Kingdom of Norway other than the mere holding of the Note, Receipt or Coupon;

(ii) presented (or in respect of which the Certificate representing it is presented) for payment more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such additional amounts on presenting it for payment on the thirtieth (30) day;or

(iii) to, or to a third party on behalf of, a holder who is able to lawfully avoid such withholding or deduction by making a declaration of non-residence or other similar claim for exemption to any tax authority in the place where the relevant Note (or the Certificate representing it), Receipt or Coupon is presented for payment;or

(iv) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;or

(v) presented for payment by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a Member State of the European Union.

As used in these Conditions, "Relevant Date" in respect of any Note, Receipt or Coupon means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after that on which notice is duly given to the Noteholders that, upon further presentation of the Note (or relative Certificate), Receipt or Coupon being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to (i) "principal"shall be deemed to include any premium payable in respect of the Notes, all Instalment Amounts, Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 6 or any amendment or supplement to it, (ii) "interest" shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 5 or any amendment or supplement to it and (iii) "principal" and/or "interest" shall be deemed to include any additional amounts that may be payable under this Condition or any undertaking given in addition to or in substitution for it under the Trust Deed.

9.   PRESCRIPTION

Claims against the Issuer for payment in respect of the Notes, Receipts and Coupons (which, for this purpose, shall not include Talons) shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of them.

10.  EVENTS OF DEFAULT

If any of the following events ("Events of Default"), occurs, the Trustee at its discretion may, and if so requested by holders of at least one-fifth in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution shall, give notice to the Issuer that the Notes are, and they shall immediately become, due and payable at their Redemption Amount together with accrued interest:

(a)  Non-Payment

     the Issuer fails to pay the principal of or any interest on any of the Notes when due and, in the case of interest, such failure continues for a period of seven days; or

(b)  Breach of Other Obligations

     the Issuer does not perform or comply with any one or more of its other obligations in the Notes or the Trust Deed which default is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not in the opinion of the Trustee remedied within 30 days after notice of such default shall have been given to the Issuer by the Trustee;or

(c)  Cross-Default

     (i) any Financial Indebtedness of the Issuer or any of its Principal Subsidiaries is not paid when due (after the expiry of any applicable grace period);or

     (ii) any Financial Indebtedness of the Issuer or any of its Principal Subsidiaries is declared to be, or becomes capable of being declared to be, or otherwise becomes due and payable prior to its specified maturity by reason of an event of default (howsoever described); provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this paragraph (c) hasorhave occurred equals or exceeds US$30,000,000or its equivalent (on the basis of the middle spot rate for the relevant currency against the US dollar as quoted by any leading bank on the day on which this paragraph operates);or

(d)  Creditors' Process

     any execution, distress, attachment or legal process is levied, made or taken against, or an encumbrancer takes possession of, the whole of the assets of the Issuer or any Principal Subsidiary, or any execution, distress, attachment or legal process is levied, made or taken against, or an encumbrancer takes possession of, any part of the assets of the Issuer or any





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


     Principal Subsidiary and the Trustee certifies that in its opinion such event is materially prejudicial to the interests of the Noteholders except where:

     (i) within 30 days of receiving notice of the action all appropriate and bona fide procedural and other steps have been commenced by the Issuer or the relevant Principal Subsidiary in order to contest such execution, distress, attachment or legal process;and

     (ii) within 90 days of the Issuer receiving notice of the action, the execution, distress, attachment or legal process has been permanently stayed, vacated or otherwise discontinued;or

(e)  Insolvency

     the Issuer or any of its Principal Subsidiaries is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts, proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer or any of its Principal Subsidiaries;or

(f)  Winding-up

     a petition is presented or an order is made or an effective resolution passed for the winding-up or dissolution of the Issuer or any of its Principal Subsidiaries, or the Issuer and/or any of its Principal Subsidiaries ceases or threatens to cease to carry on all or substantially all of its business or operations or sells or transfers, directly or indirectly, all or substantially all of its undertaking or assets, except, in either case, for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation (i) on terms approved by the Trustee or by an Extraordinary Resolution (as defined in the Trust
     Deed) of the Noteholders or (ii) in the case of a Principal Subsidiary, whereby the undertaking and assets of the Principal Subsidiary are transferred to or otherwise vested in the Issuer or another of its Principal Subsidiaries;or

(g)  Appointment of Liquidator etc.

     any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of the Issuer or any Principal Subsidiary or any part of its assets and, if only part of its assets, the Trustee certifies that in its opinion such event is materially prejudicial to the interests of the Noteholders;or

(h)  Analogous Events

     any event occurs that under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in paragraphs (d), (e),
     (f) or (g) above.

     For the purpose of these Terms and Conditions:

     "Consolidated Assets" means, at any time, the assets of the Group, as demonstrated from time to time by the most recent audited consolidated financial statements.

     "Financial Indebtedness"means (without double counting) any indebtedness (other than Limited Recourse Indebtedness)of any member of the Group (not being indebtedness owed to any other member of the Group) in respect of (a) moneys borrowed, (b) any debenture, bond, note or other debt instrument;(c) any acceptance credit;(d) any liability in respect of any purchase prices for assets or services, payment of which is deferred for a period in excess of 180 days;(e) any note purchase facility; (f) currency swap or interest swap, cap or collar arrangements or other derivative instruments; (g) amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing





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


or raising of money;or (h) any guarantee, indemnity or similar assurance against financial loss of any person.

"Limited Recourse Indebtedness" means any indebtedness for borrowed money or indebtedness in respect of currency swap or interest rate swap, cap or collar arrangements or other derivative instruments to finance the ownership, acquisition, development, redevelopment and/or operation by any member of the Group of an asset in respect of which the person or persons to whom any such indebtedness for borrowed money is or may be owed by the relevant borrower (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group for the repayment thereof other than:

(i) recourse to the relevant borrower for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset; and/or

(ii) recourse to the relevant borrower for the purpose only of enabling amounts to be claimed in respect of such indebtedness for borrowed money or other indebtedness as aforesaid in an enforcement of any security interest given by the relevant borrower over such asset or the income or cash flow deriving therefrom ("Relevant Property") (or given by a shareholder or the like in the relevant borrower over its shares or the like in the capital of the relevant borrower("Related Property"))to secure such indebtedness. Provided that (A) the extent of such recourse to such borrower is limited solely to the amount of any recoveries made on any such enforcement, and
     (B) such person or persons are not entitled, by virtue of any right or claim arising out of or in connection with such indebtedness, to commence proceedings for the winding-up or dissolution of such borrower or to appoint or procure the appointment of any receiver,trustee or similar person or officer in respect of such borrower or any of its assets (save for the assets the subject of such security interest); and/or

(iii) recourse to the relevant borrower generally, or directly or indirectly to a member of the Group, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available.

"Group"means the Issuer and its Subsidiaries.

"Principal Subsidiary" means any Subsidiary of the Issuer (a) the value of whose assets equals or exceeds 15 per cent.of the value of the consolidated total assets of the Group;or (b) whose net profit before interest and taxation equals or exceeds 15 per cent. of the consolidated net profit before interest and taxation of the Group, (as determined by reference to the most recent audited financial statements of the Group); and (c) any other Subsidiary of the Issuer (the "Receiving Subsidiary"), to which is transferred either (i) all or substantially all the assets of another Subsidiary which immediately prior to the transfer was a Principal Subsidiary (the "Disposing Subsidiary"), or (ii) sufficient assets of the Issuer that the Receiving Subsidiary would have been a Principal Subsidiary had the transfer occurred on or before the date of the most recent audited consolidated financial statements of the Group. In the case of
(i) above, the Disposing Subsidiary shall forthwith upon the transfer cease to be a Principal Subsidiary, and with effect from the date of publication of the immediately succeeding audited consolidated financial statements of the Group, paragraphs (a) and (b) above shall determine whether the Disposing Subsidiary and the Receiving Subsidiary are Principal Subsidiaries or not.

"Subsidiary"shall have the meaning given thereto in the Trust Deed.





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


11.  MEETING OF NOTEHOLDERS,MODIFICATION,WAIVER AND SUBSTITUTION

(a)  Meetings of Noteholders

     The Trust Deed contains provisions for convening meetings of Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution (as defined in the Trust Deed) of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by Noteholders holding not less than 10 per cent. in principal amount of the Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution shall be two or more persons holding or representing a clear majority in principal amount of the Notes for the time being outstanding, or at any adjourned meeting two or more persons being or representing Noteholders whatever the principal amount of the Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to amend the dates of maturity or redemption of the Notes, any Instalment Date or any date for payment of interest or Interest Amounts on the Notes, (ii) to reduce or cancel the principal amount of, or any Instalment Amount of, or any premium payable on redemption of, the Notes, (iii) to reduce the rate or rates of interest in respect of the Notes or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Notes, (iv) if a Minimum and/or a Maximum Interest Rate, Instalment Amount or Redemption Amount is shown hereon, to reduce any such Minimum and/or Maximum, (v) to vary any method of, or basis for, calculating the Redemption Amount, including the method of calculating the Amortised Face Amount, (vi) to vary the currency or currencies of payment or denomination of the Notes, (vii) to take any steps that as specified hereon may only be taken following approval by an Extraordinary Resolution to which the special quorum provisions apply, or
     (viii) to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass the Extraordinary Resolution, in which case the necessary quorum shall be two or more persons holding or representing not less than 75 per cent., or at any adjourned meeting not less than 25 per cent., in principal amount of the Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Noteholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders.

     These Conditions may be amended, modified, or varied in relation to any Series of Notes by the terms of the relevant Pricing Supplement in relation to such Series.

(b)  Modification of the Trust Deed

     The Trustee may agree, without the consent of the Noteholders or Couponholders, to (i) any modification of any of the provisions of the Trust Deed that is of a formal, minor or technical nature or is made to correct a manifest error, and (ii) any other modification (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed that is in the opinion of the Trustee not materially prejudicial to the interests of the Noteholders. Any such modification, authorisation or waiver shall be binding on the Noteholders and the Couponholders and, if the Trustee so requires, such modification shall be notified to the Noteholders as soon as practicable.

(c)  Substitution

     The Trust Deed contains provisions permitting the Trustee to agree, subject to such amendment of the Trust Deed and such other conditions as the Trustee may require, but without the consent of the Noteholders or the Couponholders, to the substitution of any other company in place of the Issuer, or of any previous substituted company, as principal debtor under the Trust Deed and the Notes. In the case of such a substitution the Trustee may agree, without the consent of the Noteholders or the Couponholders, to a change of the law governing the Notes, the Receipts, the Coupons, the Talons and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Noteholders.





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


(d)  Entitlement of the Trustee

     In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Noteholders as a class and shall not have regard to the consequences of such exercise for individual Noteholders or Couponholders and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders.

12.  REPLACEMENT OF NOTES,CERTIFICATES,RECEIPTS,COUPONS AND TALONS

     If a Note, Certificate, Receipt, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, regulations and stock exchange regulations, at the specified office of the Issuing and Paying Agent (in the case of Bearer Notes, Receipts, Coupons or Talons) and of the Registrar (in the case of Certificates) or such other Paying Agent or Transfer Agent, as the case may be, as may from time to time be designated by the Issuer for the purpose and notice of whose designation is given to Noteholders, in each case on payment by the claimant of the fees and costs incurred in connection therewith and on such terms as to evidence, security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Note, Certificate, Receipt, Coupon or Talon is subsequently presented for payment or, as the case may be, for exchange for further Coupons, there shall be paid to the Issuer on demand the amount payable by the Issuer in respect of such Notes, Certificates, Receipts, Coupons or further Coupons) and otherwise as the Issuer may require. Mutilated or defaced Notes, Certificates, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

13.  FURTHER ISSUES

The Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further securities either having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest on them and/or the Issue Price) and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Notes) or upon such terms as the Issuer may determine at the time of their issue. References in these Conditions to the Notes include (unless the context requires otherwise) any other securities issued pursuant to this Condition and forming a single series with the Notes. Any further securities forming a single series with the outstanding securities of any series (including the Notes) constituted by the Trust Deed or any deed supplemental to it shall, and any other securities may (with the consent of the Trustee), be constituted by the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of securities of other series where the Trustee so decides.

14.  ENFORCEMENT

At any time after the Notes become due and payable, the Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer as it may think fit to enforce the terms of the Trust Deed and the Notes, but it need not take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Noteholders holding at least one-fifth in principal amount of the Notes outstanding, and (b) it shall have been indemnified to its satisfaction. No Noteholder, Receiptholder or Couponholder may proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

15.  INDEMNIFICATION OF THE TRUSTEE

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit.





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


16.  NOTICES

Notices to the holders of Registered Notes shall be mailed to them at their respective addresses in the Register and deemed to have been given on the fourth weekday (being a day other than a Saturday or a Sunday) after the date of mailing and if such Registered Notes are listed on the Luxembourg Stock Exchange, a notice shall also be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Notices to the holders of Bearer Notes shall be valid if published in a daily newspaper of general circulation in London (which is expected to be the Financial Times) and so long as the Notes are listed on the Luxembourg Stock Exchange, in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort). If in the opinion of the Trustee any such publication is not practicable, notice shall be validly given if published in another leading daily English language newspaper with general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made, as provided above.

Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Bearer Notes in accordance with this Condition.

17.  CURRENCY INDEMNITY

Any amount received or recovered or falling to be due in a currency other than the currency in which payment under the relevant Note, Coupon or Receipt is due (under any applicable law and whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) by any Noteholder or Couponholder in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer to the extent of the amount in the currency of payment under the relevant Note, Coupon or Receipt that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If the amount received or recovered is less than the amount expressed to be due to the recipient under any Note, Coupon or Receipt, the Issuer shall indemnify it against any loss sustained by it as a result. In any event, the Issuer shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Condition, it shall be sufficient for the Noteholder or Couponholder, as the case may be, to demonstrate that it would have suffered a loss had all actual purchase been made. These indemnities constitute a separate and independent obligation from the Issuer's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Noteholder or Couponholder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note, Coupon or Receipt or any other judgment or order.

18.  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

19.  GOVERNING LAW AND JURISDICTION

(a)  Governing Law

The Trust Deed, the Notes, the Receipts, the Coupons and the Talons are governed by, and shall be construed in accordance with, English law.

(b)  Jurisdiction

The Courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with any Notes, Receipts, Coupons or Talons and accordingly any legal action or proceedings arising out of or in connection with any Notes, Receipts, Coupons or Talons ("Proceedings"), may be brought in such courts. The Issuer has in the Trust Deed irrevocably submitted to the jurisdiction of such courts.





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


(c)  Service of Process

The Issuer has irrevocably appointed Bugge, Arentz-Hansen & Rasmussen (UK) ANS of 200 Aldersgate Street, London EC9A 4JJ to receive, for it and on its behalf, service of process in any Proceedings in England.

(d)  Waiver of Immunity

The Issuer has in the Trust Deed irrevocably agreed that no immunity (to the extent that it may now or hereafter exist, whether on the grounds of sovereignty or otherwise) from any Proceedings or from execution of judgment shall be claimed by or on behalf of or with respect to its assets, and has irrevocably waived any such immunity and the Issuer has in the Trust Deed consented generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with any such Proceedings including, without limitation, the making, enforcement or execution against any property whatsoever of any order or judgment which may be made or given in such Proceedings.




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